Exhibit 99.2

Coeptis Therapeutics Holdings, Inc. Announces Closing of $3.5 Million

Underwritten Offering

WEXFORD, Pa., June 16, 2023 -- Coeptis Therapeutics Holdings, Inc. (NASDAQ: COEP) ("Coeptis" or the "Company"), a biopharmaceutical company developing innovative cell therapy platforms for cancer, today announced the closing of an underwritten offering for gross proceeds of approximately $3.5 million to a single healthcare focused investor prior to deducting underwriting discounts and commissions and offering expenses.

The offering was comprised of (i) 2,150,000 shares of common stock, (ii) 1,350,000 pre-funded warrants, (iii) 3,062,500 Series A Warrants with an exercise price of $1.65 per share and a term of five years following the initial exercise date, and (iv) 3,062,500 Series B Warrants with an exercise price of $1.65 per share and a term of five years following the initial exercise date. The warrants issued in this offering are fixed priced and do not contain any variable pricing, resets or price based anti-dilution features. The pre-funded warrant is exercisable at $0.0001.

Ladenburg Thalmann & Co. Inc. acted as sole book-running manager in connection with this offering.

The securities were offered pursuant to a registration statement on Form S-1 (File No. 333-269782), which was declared effective by the United States Securities and Exchange Commission ("SEC") on June 13, 2023 and related MEF registration statements on Form S-1 that was filed with the SEC on June 13, 2023 and June 14, 2023.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The offering is being made solely by means of a prospectus. A final prospectus relating to this offering was filed by Coeptis with the SEC on June 15, 2023. Copies of the final prospectus can be obtained at the SEC's website at http://www.sec.gov. or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, New York 10019 or by email at prospectus@ladenburg.com.

About Coeptis Therapeutics Holdings, Inc.

Coeptis Therapeutics Holdings, Inc., together with its subsidiaries including Coeptis Therapeutics, Inc. and Coeptis Pharmaceuticals, Inc., (collectively "Coeptis"), is a biopharmaceutical company developing innovative cell therapy platforms for cancer that have the potential to disrupt conventional treatment paradigms and improve patient outcomes. Coeptis' product portfolio and rights are highlighted by a universal, multi-antigen CAR T technology licensed from the University of Pittsburgh (SNAP-CAR), and intellectual property and knowhow related to the GEAR™ cell therapy and companion diagnostic platforms, which Coeptis is developing with VyGen-Bio and leading medical researchers at the Karolinska Institutet. Coeptis' business model is designed around maximizing the value of its current product portfolio and rights through in-license agreements, out-license agreements and co-development relationships, as well as entering into strategic partnerships to expand its product rights and offerings, specifically those targeting cancer. The Company is headquartered in Wexford, PA. For more information on Coeptis visit https://coeptistx.com/.

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Cautionary Note Regarding Forward-Looking Statements

This press release and statements of our management made in connection therewith contain or may contain "forward-looking statements" (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events or performance, and underlying assumptions, and other statements that are other than statements of historical facts. When we use words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. Forward-looking statements are not a guarantee of future performance and involve significant risks and uncertainties that may cause the actual results to differ materially and perhaps substantially from our expectations discussed in the forward-looking statements. Factors that may cause such differences include but are not limited to: (1) the inability to maintain the listing of the Company's securities on the Nasdaq Capital Market; (2) the risk that currently explored expansion opportunities, if consummated, disrupts current plans and operations of Company; (3) the inability to recognize the anticipated benefits of the recently closed business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth economically and hire and retain key employees; (4) the risks that the Company's products in development or those targeted to enter the clinical trial phase fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable regulatory authorities; (5) costs related to our ongoing asset development plans and our focus on business expansion opportunities; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (8) the impact of the global COVID-19 pandemic on any of the foregoing risks and other risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission (the "SEC"). The foregoing list of factors is not exclusive. All forward-looking statements are subject to significant uncertainties and risks including, but not limited, to those risks contained or to be contained in reports and other filings filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings made or to be made with the SEC, which are available for review at www.sec.gov. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof unless required by applicable laws, regulations, or rules.

CONTACTS

Coeptis Therapeutics, Inc.
Andy Galy, Sr. VP of Communications
andy.galy@coeptistx.com

Tiberend Strategic Advisors, Inc.
Investors
Daniel Kontoh-Boateng
dboateng@tiberend.com

Media
David Schemelia
dschemelia@tiberend.com

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